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                                              THE BANK OF TOKYO-MITSUBISHI, LTD.
                                              NEW YORK BRANCH
(BANK OF TOKYO-MITSUBISHI LOGO)               1251 Avenue of the Americas
                                              New York, NY 10020-1104
                                              Phone: 212-782-4000
                                              ----------------------------------

                                  April 6, 2005

The Talbots, Inc.
175 Beat Street
Hingham, MA 02043
Attention: Ms. Carol Stone

Re: Notice to Extend the Scheduled Termination Date of the Credit Agreement dated as of April 17, 1998

Ladies and Gentlemen:

         We refer to (a) that certain Credit Agreement dated as of April 17, 1998 (as amended, modified, or supplemented, from time to time, the "Agreement"), between The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (the "Bank") and Talbots, Inc. (the "Borrower") and (b) the Borrower's letter to the Bank dated as of March 16, 2005, pursuant to which the Borrower requested that the Bank extend the "Scheduled Termination Date" of the Credit Facility for a further period pursuant to Section 1 (h) of the Agreement. Unless otherwise indicated, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

         Pursuant to Section 1 (h) of the Agreement, the Bank hereby notifies you that it will grant the Borrower's request for an extension of the Schedule Termination Date for a further period beginning on April 17, 2006 and ending on April 17, 2007, provided that no "Event of Default" shall have occurred or be continuing under Section 11 of the Agreement on the date hereof.

                                              Very truly yours,

                                              THE BANK OF TOKYO-MITSUBISHI, LTD.
                                              New York Branch

                                              By /s/ MUNEYA TANIGUCHI
                                                 -------------------------------
                                                 Name: Muneya Taniguchi
                                                 Title: SVP & Department Manager